UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34817 (Commission File Number)	90-0183739 (I.R.S. Employer Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 17, 2012.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposal is described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 20, 2012.  The final result of the stockholder votes is as follows:

Proposal 1 – Election of Directors

The stockholders approved the election of directors as follows:

Gregory J. Facemyer, CPA

For	2,336,995
Withhold	51,848
Broker non-votes	1,053,406

John J. Bailey

For	2,332,481
Withhold	56,362
Broker non-votes	1,053,406

Proposal 2 – Ratification of the Independent Registered Public Accounting Firm

The stockholders ratified the appointment of ParenteBeard, LLC as independent registered public accounting firm for the year ending December 31, 2012 as follows:

For	3,363,355
Against	75,351
Abstain	3,543
Broker non-votes	-

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: May 18, 2012	By:	/s/ Edward J. Geletka
Edward J. Geletka
President and Chief Executive Officer